		Exhibit 21.01

SUBSIDIARIES OF OCEANEERING INTERNATIONAL, INC.

Subsidiaries	Percentage of Ownership by Oceaneering International, Inc.	Jurisdiction of Organization
Oceaneering Angola, S.A.	45%	Angola
Global Technical Services Group Pty Ltd	100%	Australia
Ocean Industries (OII Subsea) Pty Ltd	100%	Australia
Oceaneering Australia Pty Limited	100%	Australia
Oceaneering Services Australia Pty Ltd	100%	Australia
Marine Production Systems Do Brasil Ltda.	100%	Brazil
Oceaneering Serviços de Petróleo Limitada	100%	Brazil
Grayloc Products Canada Ltd.	100%	Canada
Marine Production Systems, Ltd	100%	Delaware
Oceaneering Canada, Ltd	100%	Delaware
Oceaneering High Performance Cables, Inc.	100%	Delaware
Solus Ocean Systems, Inc.	100%	Delaware
Oceaneering Holdings Sarl	100%	Luxembourg
Oceaneering International Holdings LLC SCS	100%	Luxembourg
Oceaneering Luxembourg Sarl	100%	Luxembourg
Oceaneering (Malaysia) SDN. BHD.	100%	Malaysia
Oceaneering Services (Malaysia) SDN. BHD.	100%	Malaysia
Solus Oceaneering (Malaysia) SDN BHD	49%	Malaysia
Consolidated Launcher Technology, Inc.	100%	Maryland
Nauticos Corporation	100%	Maryland
Oceaneering International SA de CV	100%	Mexico
Oceaneering Services S. de R.L. de C.V.	100%	Mexico
Oceaneering Services (NZ) Limited	100%	New Zealand
Oceaneering Services (Nigeria) Ltd.	40%	Nigeria
Solus Schall (Nigeria) Ltd	58%	Nigeria
Mechanica AS	100%	Norway
Oceaneering AS	100%	Norway
Oceaneering Asset Integrity AS	100%	Norway
Oceaneering FO Holdings AS	100%	Norway
Oceaneering NCA AS	100%	Norway
Oceaneering Pipetech AS	100%	Norway
Oceaneering Rotator AS	100%	Norway
Oceaneering International PTE Ltd.	100%	Singapore
Oceaneering International GmbH	100%	Switzerland
Grayloc Products L.L.C.	100%	Texas
Norse Cutting & Abandonment Inc.	100%	Texas
Oceaneering Asset Integrity, Inc.	100%	Texas
Oceaneering International Holdings LLC	100%	Texas

Oceaneering International Dubai, L.L.C.	49%	United Arab Emirates
Grayloc Products Ltd	100%	United Kingdom
Norse Cutting & Abandonment Ltd	100%	United Kingdom
Oceaneering Asset Integrity Limited	100%	United Kingdom
Oceaneering International Services Limited	100%	United Kingdom
OIS Diagnostics Limited	100%	United Kingdom
OIS International Inspection, plc	100%	United Kingdom
Technology Design Ltd.	100%	United Kingdom
Marine International, Ltd.	100%	Vanuatu
Marine Technologies, Ltd.	100%	Vanuatu